Exhibit 2.5.1

THIS FIRST SUPPLEMENTAL TRUST DEED is made on 7th December, 2005 BETWEEN:

(1)	ROYAL & SUN ALLIANCE INSURANCE GROUP PLC (the “Issuer”);
(2)	ROYAL & SUN ALLIANCE INSURANCE PLC (the “Guarantor”); and
(3)	CITICORP TRUSTEE COMPANY LIMITED (the “Trustee”).

WHEREAS:

(1)

This First Supplemental Trust Deed is supplemental to the Trust Deed dated 23rd July, 2004 (the “Trust Deed”) made between the Issuer, the Guarantor and the Trustee and constituting £450,000,000 8.5 per cent. Cumulative Step-up Perpetual Subordinated Notes (the “Notes”) of the Issuer guaranteed on a subordinated basis by the Guarantor.

(2)

Pursuant to Clause 13.1 of the Trust Deed, the Trustee may without the consent of the Noteholders or Couponholders agree with the Issuer in making any modification to the Trust Deed which, inter alia, is not considered by the Trustee to be materially prejudicial to the interests of the Noteholders.

(3)

The Issuer has requested the Trustee to concur with it in modifying the Conditions of the Notes with effect on and from 7th December, 2005 to include a new Condition 20 relating to the payment of interest on the Notes in the event that the Notes no longer qualify for inclusion in the regulatory capital of the Issuer.

(4)

The Trustee, considering that the modification referred to in (3) above is not materially prejudicial to the interests of the Noteholders, has agreed with the Issuer to modify the Conditions of the Notes accordingly, with effect on and from 7th December, 2005.

NOW THIS FIRST SUPPLEMENTAL TRUST DEED WITNESSES AND IT IS AGREED AND DECLARED as follows:

1.	All words and expressions defined in the Trust Deed shall where the context so requires and admits have the same meanings in this First Supplemental Trust Deed.
2.	With effect on and from 7th December, 2005, the Conditions of the Notes are hereby modified by the insertion of the following words as a new Condition 20, immediately following Condition 19:

“Condition 20

20 - No Deferral of Interest on Change of Regulatory Treatment

The Issuer agrees that it will not in the event of any change in any applicable law or regulation (or in the official interpretation or application thereof) as a result of which, for the purposes of the Capital Adequacy Regulations at that time no amount raised by the issuance of the Notes can continue to qualify for inclusion in the regulatory capital of the Issuer, exercise its right to elect under Condition 3 to defer Coupon Payments unless a Regulatory Event has occurred with respect to the Issuer, when it may exercise such right to elect or not in its absolute discretion in accordance with Condition 3.

The Issuer shall promptly give notice to the Noteholders in accordance with Condition 14 if any such change as is mentioned above occurs.

“Capital Adequacy Regulations” means at any time the regulations, requirements, guidelines and policies relating to capital adequacy then in effect of the Financial Services Authority or such other regulatory authority in the United Kingdom (or, if the Issuer becomes domiciled in a jurisdiction other than the United Kingdom, in such other jurisdiction) having primary bank supervisory authority with respect to the Issuer.”.

3.	The Notes will continue to be valid on and after 7th December, 2005 and will not be called in for replacement or endorsement.
4.

The provisions of the Trust Deed as modified by this First Supplemental Trust Deed shall be valid and binding obligations of each of the Issuer, the Guarantor and the Trustee and without prejudice to the generality of the foregoing the Guarantor hereby confirms that the provisions of the Guarantee contained in Condition 2 and Clause 5 of the Trust Deed continue in full force and effect notwithstanding the execution of this First Supplemental Trust Deed.

5.	The Trust Deed and this First Supplemental Trust Deed shall henceforth be read and construed together as one trust deed.
6.	A memorandum of this First Supplemental Trust Deed shall be endorsed by the Trustee on the original of the Trust Deed and by the Issuer and the Guarantor on their duplicates thereof.
7.

This First Supplemental Trust Deed may be executed in counterparts, all of which, taken together, shall constitute one and the same First Supplemental Trust Deed and any party may enter into this First Supplemental Trust Deed by executing a counterpart.

8.

A person who is not a party to this First Supplemental Trust Deed has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this First Supplemental Trust Deed, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

IN WITNESS whereof this First Supplemental Trust Deed has been executed as a deed by the Issuer, the Guarantor and the Trustee and delivered on the date first stated on page 1.

2

SIGNATORIES

THE COMMON SEAL of	)
ROYAL & SUN ALLIANCE	)
INSURANCE GROUP PLC	)
was affixed to this deed	)
in the presence of:	)

Authorised Signatory

Authorised Signatory

THE COMMON SEAL of	)
ROYAL & SUN ALLIANCE	)
INSURANCE PLC	)
was affixed to this deed	)
in the presence of:	)

Authorised Signatory

Authorised Signatory

THE COMMON SEAL of	)
CITICORP TRUSTEE	)
COMPANY LIMITED was affixed	)
to this deed in the presence of:	)

Authorised Signatory

Authorised Signatory

3

DATED 7th December, 2005

ROYAL & SUN ALLIANCE INSURANCE GROUP PLC

ROYAL & SUN ALLIANCE INSURANCE PLC

- and -

CITICORP TRUSTEE COMPANY LIMITED

FIRST SUPPLEMENTAL TRUST DEED

modifying the Conditions of the

£450,000,000

8.5 per cent. Cumulative Step-up Perpetual

Subordinated Notes

of Royal & Sun Alliance Insurance Group plc

guaranteed on a subordinated basis by

Royal & Sun Alliance Insurance plc

ALLEN & OVERY LLP

LONDON

LINKLATERS TRUSTEE COUNSEL COMMENTS 2-12-05

DATED 7th December, 2005

ROYAL & SUN ALLIANCE INSURANCE GROUP PLC

ROYAL & SUN ALLIANCE INSURANCE PLC

- and -

CITICORP TRUSTEE COMPANY LIMITED

FIRST SUPPLEMENTAL TRUST DEED

modifying the Conditions of the

£450,000,000

8.5 per cent. Cumulative Step-up Perpetual
Subordinated Notes

of Royal & Sun Alliance Insurance Group plc

guaranteed on a subordinated basis by

Royal & Sun Alliance Insurance plc

ALLEN & OVERY LLP

LONDON